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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                      SECURITIES PURSUANT TO SECTION 12(b)
                 OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                      FRONTLINE COMMUNICATIONS CORPORATION
                      ------------------------------------
           (Exact name of registrant as specified in its character)

        Delaware                                     12-3950283
-----------------------                   ---------------------------------
(State of incorporation                   (IRS Employer Identification No.)
   or organization)

One Blue Hill Plaza, 7th Floor, Pearl River, New York         10965
-----------------------------------------------------       ---------
  (Address of principal executive offices)                  (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective pursuant     Exchange Act and is effective to
to General Instruction A.(c), please       pursuant to General Instruction
check the following box. |X|               A.(d), please check the following
                                           box. |_|

Securities Act registration statement file number to which this form
relates:    333-92969.
            ---------
         (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
to be so registered                             each class is to be registered
-------------------                             ------------------------------

Preferred Stock, Series B Convertible,           American Stock Exchange
par value $.01 per share                        -----------------------
--------------------------------------

Common Stock, par value $.01 per share          American Stock Exchange
--------------------------------------          -----------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

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1.    Description of Registrant's Securities to be Registered.

     This Registration Statement relates to the Series B Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock")and the common stock, par value $.01 per share (the "Common Stock" and together with the Preferred Stock, the "Securities), of Frontline Communications Corporation, a Delaware corporation (the "Registrant"). For a description of the Registrant's Securities to be registered hereunder, reference is made to the material set forth under the caption "Description of Securities" contained in the Prospectus that forms a part of the Registrant's Registration Statement on Form SB-2 (Registration Number 333-92969) initially filed with the Securities and Exchange Commission December 17, 1999 (the "Current Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Any modification or addition to the information contained in the Current Registration Statement and the related Prospectus describing the Preferred Stock that may be filed pursuant to Rule 430A or Rule 424 or pursuant to an amendment to the Current Registration Statement under the Securities Act shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

2.    Exhibits.

            1.1 Registrant's Certificate of Incorporation, as amended through July 1997 (incorporated by reference to Exhibit 3.1 contained in the Registrant's Registration Statement on Form SB-2 (file no. 333-34115)).

            1.2 Certificate of Amendment to Certificate of Incorporation filed in June 1999 (incorporated by reference to Exhibit 3.1 contained in the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1999).

            1.3 Certificate of Amendment to Certificate of Incorporation filed in January 2000(incorporated by reference to Exhibit 3.3 of the Registrant's Current Registration Statement).

            1.4 Registrant's By-laws (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form SB-2 (file no. 333-34115)).

            2. Form of Certificate of Designation of Series B Preferred Stock (incorporated by reference to Exhibit 4.2 of the Registrant's Current Registration Statement).

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                                    SIGNATURE



      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  February 7, 2000


                                    FRONTLINE COMMUNICATIONS
                                      CORPORATION



                                    By: /s/ Stephen Cole-Hatchard
                                        --------------------------------
                                        Name:  Stephen Cole-Hatchard
                                        Title: Chief Executive Officer